FORM 8-K



                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549



                           CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report (Date of Earliest
                  Event Reported): August 1, 1996




                CHIQUITA BRANDS INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)




        New Jersey          1-1550         04-1923360
        (State or other     (Commission    (IRS Employer
        jurisdiction of     File Number)   Identification No.)
        incorporation)


           250 East Fifth Street, Cincinnati, Ohio 45202
              (Address ofprincipal executive offices)


        Registrant's telephone number, including area code:
                           (513) 784-8000

              INFORMATION TO BE INCLUDED IN THE REPORT


   Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this Report.


   Item 5.   Other Events.

        The Company is making this filing in order to place the information contained herein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Reference is made to the Company's August 1, 1996 News Release reporting operating results for the quarter ended June 30, 1996, attached as Exhibit 7(c)99.1.

   Item 7.   Financial Statements and Exhibits.

        (a)  Financial Statements of Businesses Acquired.

             Not Applicable.

        (b)  Pro Forma Financial Information.

             Not Applicable.

        (c)  Exhibits

             99.1 News Release  of the Company  issued August  1,
                  1996

                             SIGNATURES

        Pursuant to  the requirements of  the Securities Exchange
   Act of 1934, the Registrant  has duly caused this report to be
   signed  on  its  behalf   by  the  undersigned  hereunto  duly
   authorized.


   Date: August 6, 1996     CHIQUITA BRANDS INTERNATIONAL, INC.


                                 By:  /s/William A. Tsacalis
                                      William A. Tsacalis
                                      Vice President
                                      and Controller

                                                 EXHIBIT 7(c)99.1
                   Chiquita Brands International
                            News Release




                       FOR IMMEDIATE RELEASE

             CHIQUITA ANNOUNCES SECOND QUARTER RESULTS
                  AND DECLARES QUARTERLY DIVIDENDS


   CINCINNATI, OHIO, August 1, 1996 -- Chiquita Brands
   International, Inc. today reported income from continuing operations for its second quarter ended June 30, 1996 of $43 million ($.68 per share) compared to $32 million ($.52 per share) for the second quarter of 1995.

   Net sales for the quarter decreased to $714 million from $728 million in 1995 primarily as a result of the December 1995 sale of Numar Costa Rica. The elimination of earnings from this divested operation was more than offset by an improvement in banana operating results which benefited from higher prices and further improvements in delivered product costs. Second quarter consolidated operating income increased by $5 million to $75 million.

   Net interest expense for the quarter was reduced by $6 million as a result of sales of non-core assets in 1995.

   In July 1996, the Company sold $100 million of $3.75
   Convertible Preferred Stock and $150 million of 10 1/4% Senior
   Notes due 2006, the proceeds of which were used primarily to prepay its $220 million outstanding 11 1/2% Subordinated
   Debentures.

   Keith E. Lindner, President and Chief Operating Officer, stated: "These results reflect the achievement of lower operating costs and lower financing costs. In addition, our cumulative deleveraging measures have produced a stronger balance sheet with net debt representing half of Chiquita's total capitalization. These improvements, together with our ability to generate significant free cash flow in excess of bottom line results, will further enhance Chiquita's financial condition and earnings potential."

   Net income for the 1996 second quarter was $38 million ($.59 per share) after an extraordinary charge of $6 million ($.09 per share) for the prepayment of its $66 million outstanding 10 1/2% Subordinated Debentures. In the second quarter of

   1995, earnings from Chiquita's discontinued meat business of $.03 per share and an extraordinary charge related to debt refinancings of $.07 per share were included in reported net income of $29 million ($.48 per share).

   For the first half of 1996, the Company earned $79 million ($1.25 per share) from continuing operations excluding first quarter charges of $12 million ($.19 per share) for damage caused by industry-wide flooding in Costa Rica. For the first half of 1995, income from continuing operations was $66 million ($1.07 per share). 1996 first half net income, including the flood and debt prepayment charges, was $62 million ($.97 per share). In the first six months of 1995, income from discontinued meat operations of $.10 per share and the extraordinary loss on debt refinancing of $.08 per share were included in reported net income of $67 million ($1.09 per share).

   Separately, the Company declared quarterly dividends of $.05 per share on its common stock and $.7188 per share on its Series A Preferred Stock and an initial dividend of $.4271 per share on its recently issued Series B Preferred Stock. Each dividend is payable as of September 7, 1996 to shareholders of record at the close of business on August 21, 1996.

   Chiquita is a leading international marketer, producer and distributor of bananas and other quality fresh and processed food products.

   FOR FURTHER INFORMATION, PLEASE CONTACT:
   Joseph W. Hagin  (513) 784-8866


                                                     CHIQUITA BRANDS INTERNATIONAL, INC.
                                                     SUMMARY OF CONSOLIDATED OPERATIONS
                                         FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                                  (In thousands, except per share amounts)


                                                       Quarter Ended June 30,          Six Months Ended June 30,

                                                       1996             1995            1996                1995

     Net sales                                      $  713,698       $  727,519       $  1,338,504       $   1,401,788
                                                    ==========       ==========       ============       ===========
       Income from continuing
       operations before unusual items              $   43,089       $   32,095       $     79,317       $      65,694
     Write-downs and costs
       associated with Costa
       Rica flood                                           --               --            (12,000)                 --
     Discontinued operations                                --            2,035                 --               6,064
     Extraordinary loss from
       refinancing of debt                              (5,556)          (4,713)            (5,556)             (4,713)
                                                    ----------       ----------       -------------      -----------
     Net income                                     $   37,533       $   29,417       $     61,761       $      67,045
                                                    ==========       ==========       ============       ============



     Fully diluted earnings
       per share:
       - Income from continuing
         operations before unusual
         items                                            $.68             $.52              $1.25               $1.07
       - Write-downs and costs
         associated with Costa
         Rica Flood                                         --               --               (.19)                 --
       - Discontinued operations                            --              .03                 --                 .10
       - Extraordinary loss                               (.09)            (.07)              (.09)               (.08)
                                                       -------          -------            -------            --------
       - Net income                                       $.59             $.48               $.97               $1.09
                                                       =======          =======            =======            ========
     Weighted average number
       of common shares and
       equivalents used to
       calculate fully diluted
       earnings per share                               63,550           61,715             63,689              61,399
                                                     =========        =========          =========           =========

     Quarterly results are subject to significant seasonal variations and are not necessarily indicative of the results of operations for a full fiscal year.




